                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549




                                 FORM 8-K

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): September 24, 1999 (September 22, 1999)


                            ------------------

                              CRIIMI MAE INC.
           (Exact name of registrant as specified in its charter)

        Maryland                 1-10360                        52-1622022
(State or other jurisdiction   (Commission                   (I.R.S. Employer
    of incorporation)          File Number)                 Identification No.)

                            ------------------


                            11200 Rockville Pike
                        Rockville, Maryland  20852
  (Address of principal executive offices, including zip code, of Registrant)

                              (301) 816-2300
            (Registrant's telephone number, including area code)

Item 5.  Other Events

     Attached as exhibits to this Current Report on Form 8-K are (1) a Joint Plan of Reorganization filed by the Company and its affiliates CRIIMI MAE Holdings II, L.P. and CRIIMI MAE Management, Inc. with the United States Bankruptcy Court, District of Maryland, Greenbelt Division on September 22, 1999 and (2) a press release issued by the Company on September 23, 1999 announcing the filing of the Joint Plan of Reorganization. Each of the above referenced documents is hereby incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  The following exhibits are filed as a part of this Current Report on Form 8-K:

  (c)      Exhibit

     2 Joint Plan of Reorganization filed by CRIIMI MAE Inc. and its affiliates CRIIMI MAE Holdings II, L.P. and CRIIMI MAE Management, Inc. on September 22, 1999 (which contains as an exhibit a Stock
          Purchase Agreement between CRIIMI MAE Inc. and AP-CM, L.L.C. dated September 9, 1999, including a draft of Articles Supplementary to the Articles of Incorporation of CRIIMI MAE Inc. attached as an exhibit to the Stock Purchase Agreement, which documents were previously filed as exhibits to a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 1999 and incorporated by reference herein).

    99    Press Release issued by CRIIMI MAE Inc. on September 23, 1999.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                CRIIMI MAE Inc.


                                                By: /s/ William B. Dockser
                                                    ----------------------
                                                    William B. Dockser
                                                    Chairman of the Board
Dated:  September 24, 1999

                                EXHIBIT INDEX

Exhibit
No.                             Description
--------------------------------------------------------------------------------

*2 Joint Plan of Reorganization filed by CRIIMI MAE Inc. and its affiliates CRIIMI MAE Holdings II, L.P. and CRIIMI MAE Management, Inc. on September 22, 1999 (including a Stock Purchase Agreement between CRIIMI MAE Inc. and AP-CM, L.L.C. dated September 9, 1999, including a draft Articles Supplementary to the Articles of Incorporation of CRIIMI MAE Inc. attached as an exhibit to the Stock Purchase Agreement, which were filed on a Current Report on Form 8-K with the Securities and Exchange Commision on September 16, 1999 and are incorporated by reference herein).

*99      Press Release issued by CRIIMI MAE Inc. on September 23, 1999.




*Filed herewith.

EXHIBIT 2

                      UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF MARYLAND
                             Greenbelt Division

                                                 )
                                                 )
In re                                            )
                                                 )
CRIIMI MAE Inc., et al.,                         )Chapter 11
                                                 )Case Nos. 98-2-3115(DK)
                      Debtors.                   )through 98-2-3117(DK)
                                                 )(Jointly Administered)
                                                 )




                    DEBTORS' JOINT PLAN OF REORGANIZATION



VENABLE, BAETJER AND HOWARD, LLP                AKIN, GUMP, STRAUSS, HAUER
Richard L. Wasserman                              & FELD, L.L.P.
1800 Mercantile Bank and Trust Building         Stanley J. Samorajczyk, P.C.
Two Hopkins Plaza                               Michael S. Stamer
Baltimore, Maryland 21201                       1333 New Hampshire Avenue, N.W.
(410) 244-7400                                  Washington, D.C. 20036
                                                (202) 887-4000

Co-Counsel to CRIIMI MAE Inc.
and CRIIMI MAE Holdings II, L.P.

SHULMAN, ROGERS, GANDAL, PORDY & ECKER, P.A.
Morton A. Faller
11921 Rockville Pike
Third Floor
Rockville, MD 20852-2753
(301) 231-0928

Counsel to CRIIMI MAE Management, Inc.

Dated:   Rockville, Maryland
         September 21, 1999

                                I. INTRODUCTION

     CRIIMI MAE Inc. (defined herein as "CMI") and its affiliates CRIIMI MAE Holdings II L.P. (defined herein as "Holdings") and CRIIMI MAE Management, Inc. (defined herein as "CMM", collectively with CMI and Holdings, as "Debtors") hereby propose the following Joint Plan of Reorganization (defined herein as the "Plan") for the resolution of the Debtors' outstanding creditor claims and equity interests and request confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code.

     All Holders of Claims and Interests are encouraged to read the Plan and the accompanying Disclosure Statement.

     No materials, other than the accompanying Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

            II. DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

A.       Definitions.


     In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:

     1. "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in Section 507 (a) (1) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses incurred after the commencement of the Chapter 11 Cases of preserving the estate or operating the business of any of the Debtors (including wages, salaries and commissions for services), loans and advances to any of the Debtors made after the Petition Date, compensation for legal and other services and reimbursement of expenses awarded or allowed under Section 330(a) or 331 of the Bankruptcy Code, and all fees and charges against the estate under Section 1930 of title 28, United States Code.

     2. "ALLOWED CLAIM" or "ALLOWED INTEREST" means a Claim against or Interest in the Debtors:

          (1) to the extent that a proof of such Claim or Interest was timely Filed and served upon the Debtors and no objection to the Claim or Interest, or motion to estimate the Claim or Interest for purposes of allowance, is Filed within the time fixed by the Bankruptcy Court for such objections; or

          (2) to the extent that a proof of such Claim or Interest is deemed Filed under applicable law or pursuant to a Final Order of the Bankruptcy Court and no objection to the Claim or Interest is Filed within the time fixed by the Bankruptcy Court for such objections; or

          (3) that is allowed pursuant to this Plan; or

          (4) to the extent that a proof of such Claim or Interest is allowed pursuant to the following sentence of this definition.

     If an objection to a proof of Claim or Interest is filed within the time fixed by the Bankruptcy Court, the Claim or Interest shall be Allowed to the extent of:

          (1) any amount of such Claim or Interest to which no objection was Filed; and

          (2) any amount otherwise authorized by Final Order or the Plan.


"ALLOWED ADMINISTRATIVE CLAIM," "ALLOWED PRIORITY TAX CLAIM,"
"ALLOWED SECURED CLAIM" and "ALLOWED UNSECURED CLAIM" have correlative meanings.

     3. "ALLOWED CLASS ... CLAIM" means an Allowed Claim in the particular Class described.

     4. "ALLOWED CLASS ... INTEREST" means an Allowed Interest in the particular Class described.

     5. "ARTICLES SUPPLEMENTARY" means the Articles Supplementary to the Articles of Incorporation of CMI attached as an Exhibit to the Stock Purchase Agreement.

     6. "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended if such amendments are made applicable to the Reorganization Cases.

     7. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Maryland, at Greenbelt, or such other court or adjunct thereof that exercises jurisdiction over the Reorganization Cases.

     8. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as applicable from time to time in the Reorganization Cases.

     9. "BUSINESS DAY" means any day other than a Saturday, a Sunday or a "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     10. "BUYER" means AP-CM, L.L.C., a Delaware limited liability company.

     11. "CASH" means lawful currency of the United States, a certified check, a cashier's check or a wire transfer of immediately available funds from any source, or a check drawn on a domestic bank from Reorganized CMI, Reorganized CMM, Reorganized Holdings or other Person making any distribution under the Plan.

     12. "CLAIM" means a claim against any of the Debtors, whether or not asserted or allowed, as defined in Section 101(5) of the Bankruptcy Code, including, without limitation, Administrative Claims.

     13. "CLASS" means a class of Claims or Interests designated pursuant to the Plan.

     14. "CLEARING SYSTEMS" shall mean DTC or any similar clearing system.

     15. "CLERK" means the Clerk of the Bankruptcy Court.

     16. "CMBS SALE PORTFOLIO" means those commercial mortgage-backed securities and any other assets identified on a schedule to be provided to the Bankruptcy Court at or before the Confirmation Hearing setting forth those commercial mortgage-backed securities and other assets to be sold as part of funding this Plan.

     17. "CMI" means CRIIMI MAE Inc., a Maryland corporation.

     18. "CMM" means CRIIMI MAE Management, Inc., a Maryland corporation and wholly-owned subsidiary of CMI.

     19. "CMSLP" means CRIIMI MAE Services Limited Partnership, a Maryland limited partnership.

     20. "COMMITTEES" means any statutory committees of creditors or equity interest holders of the Debtors appointed by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.

     21. "CONFIRMATION" means the entry by the Bankruptcy Court of the Confirmation Order.

     22. "CONFIRMATION DATE" means the date on which the Clerk enters the Confirmation Order on the Docket.

     23. "CONFIRMATION HEARING" means the hearing on confirmation of the Plan.

     24. "CONFIRMATION ORDER" means the Order of the Bankruptcy Court confirming the Plan under Section 1129 of the Bankruptcy Code.

     25. "CONTRACT REJECTION SCHEDULE" shall have the meaning ascribed to such term in Section VII.C of the Plan.

     26. "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors of CMI and/or CMM appointed by the United States Trustee, as the case may be.

     27.  "DEBTOR  RELEASEES"  shall have the  meaning  ascribed to such term in
Section XI.C of the Plan.

     28. "DEBTORS" means CMI, Holdings and CMM, collectively and individually as appropriate from the context, as debtors and debtors in possession.

     29. "DEBTORS IN POSSESSION" means the Debtors, when acting in the capacity of representatives of the Estates in the Reorganization Cases.

     30. "DISBURSING AGENT" means, collectively, one or more Persons responsible for making distributions under the Plan. The Reorganized Debtors or such Person(s) as the Debtors may employ in their sole discretion will serve as Disbursing Agent.

     31.  "DISCLOSURE  STATEMENT"  means the  disclosure  statement  pursuant to
Section 1125 or Section 1126(b) of the Bankruptcy Code with respect to the Plan (and all exhibits and schedules annexed thereto or referred to therein), as it may be amended or supplemented from time to time.

     32. "DISPUTED CLAIM" means a Claim, to the extent such Claim is not an Allowed Claim.

     33. "DISPUTED INTEREST" means an Interest to the extent such Interest is not an Allowed Interest.

     34. "DISTRIBUTION RECORD DATE" means the date or dates fixed by the Bankruptcy Court as the record date for determining the Holders of Old Senior Notes, Old Series B Preferred Stock, Old Series C Preferred Stock, Old Series D Preferred Stock and Old CMI Common Stock, respectively, who are entitled to receive distributions under this Plan and, if no such date is fixed, means the Confirmation Date.

     35. "DOCKET" means the docket or dockets in the Reorganization Cases maintained by the Clerk.

     36. "DTC" means The Depository Trust Company.

     37. "EFFECTIVE DATE" means the first Business Day that is not less than eleven (11) days after the Confirmation Date on which, as determined by the Debtors and the Buyer, (i) all conditions to the Effective Date set forth herein have been satisfied or, if permitted, waived by the Debtors and the Buyer, (ii) no stay of the Confirmation Order is in effect, and (iii) closing under the Stock Purchase Agreement occurs.

     38. "ELIGIBLE  INSTITUTION" shall have the meaning ascribed to such term in
Section V.E.l.b of the Plan.

     39. "EMPLOYEE CLAIMS" means Claims which are asserted by employees of the Debtors in connection with their employment, including, without limitation, Claims arising from or relating to salaries or wages, accrued paid vacation, health-related benefits, severance benefits, field management and executive/administrative management incentive plans and similar employee benefits.

     40. "EQUITY COMMITTEE" means the Official Committee of Equity Security Holders of CMI appointed by the United States Trustee.

     41. "EQUITY PURCHASER" means the Buyer and each other Person that receives or purchases Purchased Shares (as that term is defined in the Stock Purchase
Agreement) in accordance with the terms and provisions of the Stock Purchase Agreement.

     42. "ESTATES" means the estates created in the Debtors' Reorganization Cases under Section 541 of the Bankruptcy Code.

     43. "EXCHANGED SECURITIES" means the Old Senior Notes, the Old Series B Preferred Stock and the Old CMI Common Stock.

     44. "FILE," "FILED" or "FILING" means file, filed or filing with the Bankruptcy Court in the Reorganization Cases.

     45. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, as entered on the Docket in the Reorganization Cases, which has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or request reargument or further review or rehearing has expired and no appeal, petition for certiorari or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought or to which the request was made and no further appeal or petition for certiorari has been or can be taken or granted.

     46. "FREDDIE MAC" means the Federal Home Loan Mortgage Corp.

     47. "FREDDIE MAC AGREEMENT" means that certain Funding Note, Purchase, and Security Agreement dated as of September 22, 1995, among Freddie Mac, CMI and CRIIMI MAE Financial Corporation II.

     48. "GUARANTEE CLAIMS" means any Claim against any of the Debtors arising from or under any agreement of the Debtors guaranteeing the obligations of another Debtor.

     49. "HOLDER" means a Person who holds a Claim or Interest in such Person's capacity as the holder of such Claim or Interest. Where the identity of the Holder of a Claim or Interest is set forth on a register or other record maintained by or at the direction of the Debtors, the Holder of such Claim or Interest shall be deemed to be the Holder as identified on such register or record unless the Debtors are otherwise notified in a writing authorized by such Holder.

     50. "HOLDINGS" means CRIIMI MAE Holdings II, L.P., a Delaware limited partnership.

     51. "IMPAIRED" shall have the meaning ascribed to it in Section 1124 of the Bankruptcy Code.

     52. "INDEMNITEES" shall have the meaning ascribed to such term in Section XI.D of the Plan.

     53. "INDENTURE TRUSTEE" means State Street Bank, as indenture trustee for the Old Senior Notes or any successor thereto.

     54. "INSTRUMENT" means any share of stock, security, promissory note or other "INSTRUMENT," within the meaning of that term, as defined in Section 9-105
(1) (i) of the UCC.

     55. "INTERCOMPANY CLAIMS" means any and all Claims and causes of action which any of the Debtors holds against any other Debtor.

     56. "INTEREST" means the interest of any equity security Holder of the Debtors, whether or not asserted, as defined in Section 101 (17) of the Bankruptcy Code.

     57. "LETTER OF TRANSMITTAL" shall have the meaning ascribed to such term in
Section V.E.l.b of the Plan.

     58. "LOCAL BANKRUPTCY RULES" means the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Cases.

     59. "NEW CMI COMMON STOCK" means the new common stock of CMI, par value $.01 per share, to be issued to Holders of Old CMI Common Stock as of the Effective Date.

     60. "NEW DEBT" means the new secured and unsecured debt to be borrowed by, or issued pursuant to the Plan to creditors of, the Reorganized Debtors as part of funding the Plan and the Reorganized Debtors consistent with the Stock Purchase Agreement.

     61. "NEW EQUITY" means the new equity capital to be raised by Reorganized CMI pursuant to the Stock Purchase Agreement as part of funding the Plan and the Reorganized Debtors.

     62. "NEW NOTES" means the notes of Reorganized CMI to be issued pursuant to the Plan to Holders of certain Classes of Allowed Claims.

     63. "NEW SECURITIES" means the New Notes, the New Series B Preferred Stock, the New CMI Common Stock and the Rights.

     64. "NEW SENIOR PREFERRED STOCK" means the new Series E Cumulative Convertible Preferred Stock of CMI to be issued to the Equity Purchaser on the Effective Date in accordance with the terms of the Stock Purchase Agreement, the relative rights and preferences of which are set forth in the Articles Supplementary.

     65. "NEW SERIES B PREFERRED STOCK" means the New Series B Preferred Stock to be issued to Holders of Old Series B Preferred Stock as of the Effective Date in accordance with this Plan, which shall be identical to the Old Series B Preferred Stock in all respects except that (i) the dividend rate on the New Series B Preferred Stock shall be increased by $0.04 (four cents) per share per quarter (which is equivalent to an increase of $0.16 (sixteen cents) per share per annum) above the dividend rate on the Old Series B Preferred Stock and (ii) the New Series B Preferred Stock shall be subordinate with respect to dividend rights and liquidation preference to the New Senior Preferred Stock and the Stockholder Preferred Stock, provided, however, that from and after the date which is 20 months plus one day after the date of issuance of the New Senior Preferred Stock, the New Series B Preferred Stock issued and outstanding on the date of issuance of the New Senior Preferred Stock, in a number not to exceed 1,593,982 shares, having an aggregate liquidation value not to exceed $40 million and bearing dividends at a per annum rate not to exceed 12% of such liquidation value, shall rank pari passu with the New Senior Preferred Stock and the Stockholder Preferred Stock.

     66. "OLD CMI COMMON STOCK" means the common stock of CMI, par value $.01 per share.

     67. "OLD CMI PREFERRED STOCK" means the Old Series B Preferred Stock, Old Series C Preferred Stock and Old Series D Preferred Stock.

     68. "OLD SECURITIES" means, collectively, the Old Senior Notes, the Old CMI Preferred Stock, and the Old CMI Common Stock.

     69. "OLD SENIOR NOTES" means CMI's 9 1/8% Senior Notes due 2002 in the aggregate, original, principal amount of $100 million.

     70. "OLD SERIES B PREFERRED STOCK" means CMI's Series B Cumulative Convertible Preferred Stock, with a liquidation preference of $25.00 per share.

     71. "OLD SERIES C PREFERRED STOCK" means CMI's Series C Cumulative Convertible Preferred Stock, with a redemption price of $106 per share and a liquidation preference of $100 per share.

     72. "OLD SERIES D PREFERRED STOCK" means CMI's Series D Cumulative Convertible Preferred Stock, with a redemption price of $106 per share and a liquidation preference of $100 per share.

     73. "ORDER" means an order or judgment of the Bankruptcy Court as entered on the Docket.

     74. "OTHER SECURED CLAIM" means any Allowed Secured Claim in Class A7, Class B2 or Class C2.

     75. "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, government or political subdivision, official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders, or other "entity" (as defined in the Bankruptcy Code).

     76. "PETITION DATE" means October 5, 1998, the date on which the Reorganization Cases were Filed.

     77. "PLAN" means this plan of reorganization for the Debtors in the Reorganization Cases and all exhibits and schedules hereto, as such may be amended, modified or supplemented from time to time consistent with the terms of the Stock Purchase Agreement.

     78. "PLAN INTEREST" means interest at such rate as may be determined by the Bankruptcy Court.

     79. "POST-PETITION TAX CLAIMS" means Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, to the extent such Claim accrues within the period from and including the Petition Date through and including the Effective Date.

     80. "PRIORITY CLAIM" means an Allowed Claim entitled to priority under Sections 507 (a) (3) through 507 (a) (7) or 507 (a) (9) of the Bankruptcy Code, but excludes Priority Tax Claims.

     81.  "PRIORITY TAX CLAIM" means an Allowed Claim entitled to priority under
Section 507 (a) (8) of the Bankruptcy Code.

     82. "RECAPITALIZATION FINANCING" means the total New Debt and New Equity to be used in connection with funding the Plan and the Reorganized Debtors.

     83. "REORGANIZATION CASES" means the Debtors' cases under chapter 11 of the Bankruptcy Code.

     84. "REORGANIZED CMI" means CMI, as it will be reorganized as of the Effective Date in accordance with this Plan.

     85. "REORGANIZED CMI ARTICLES OF INCORPORATION" means the amended and restated articles of incorporation of Reorganized CMI, including but not limited to the Articles Supplementary and the articles supplementary for the New Series B Preferred Stock, that will be effective on the Effective Date and consistent with the terms of the Stock Purchase Agreement.

     86. "REORGANIZED CMI BYLAWS" means the amended and restated bylaws of Reorganized CMI that will be effective on the Effective Date and consistent with the terms of the Stock Purchase Agreement.

     87. "REORGANIZED CMM" means CMM as it will be reorganized as of the Effective Date in accordance with this Plan.

     88. "REORGANIZED CMM ARTICLES OF INCORPORATION" means the amended and restated articles of incorporation of Reorganized CMM that will be effective on the Effective Date if the CMM articles of incorporation are amended; otherwise, it means the CMM articles of incorporation in existence as of the Effective Date.

     89. "REORGANIZED CMM BYLAWS" means the amended and restated bylaws of Reorganized CMM that will be effective on the Effective Date if the CMM bylaws are restated; otherwise, it means the CMM bylaws in existence as of the Effective Date.

     90. "REORGANIZED DEBTORS" means Reorganized CMI, Reorganized CMM and Reorganized Holdings, collectively and individually, as appropriate from the context.

     91. "REORGANIZED HOLDINGS" means Holdings as it will be reorganized as of the Effective Date in accordance with this Plan.

     92. "RIGHTS" means the right to purchase shares of Stockholder Preferred Stock of CMI upon the terms and conditions set forth in this Plan and the Stock Purchase Agreement.

     93. "RIGHTS OFFERING" means the offering of Rights to purchase Stockholder Preferred Stock to the Holders of Old CMI Common Stock as of the Distribution Record Date therefor as further described in Section IX.H of the Plan.

     94. "SECURED CLAIM" means any Claim that is secured by a lien on property in which the Estates have an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506
(a) or Section 1111 (b) of the Bankruptcy Code and any repurchase agreement claim to the extent of the value of the Claim Holder's interest in the property that is the subject of the repurchase agreement.

     95. "SECURITIES CLAIM" means (a) any Claim arising from a claim for rescission of a purchase or sale of any Old Securities or for damages arising from the purchase or sale of any Old Securities or (b) any Claim for indemnity, reimbursement or contribution on account of any such Claim.

     96. "SENIOR NOTE CLAIMS" means Claims arising from the Old Senior Notes (including all Claims and causes of action arising therefrom or in connection therewith).

     97. "STOCK OPTIONS" means stock options outstanding as of the Effective Date giving rise to the option to acquire shares of Old CMI Common Stock prior to the Effective Date and New CMI Common Stock after the Effective Date as set forth in this Plan.

     98. "STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated September 9, 1999 by and between the Buyer and CMI, as such may be amended, modified and supplemented from time to time in accordance with its terms.

     99. "STOCKHOLDER PREFERRED STOCK" means the new Series G Preferred Stock of CMI issuable upon the exercise of Rights pursuant to the Rights Offering to Holders of Old CMI Common Stock as of the Distribution Record Date therefor if the Board of Directors of CMI (as it exists before the Effective Date) votes to proceed with a rights offering in accordance with the terms of this Plan and the Stock Purchase Agreement.

     100. "TENDERED CERTIFICATES" shall have the meaning ascribed to such term in Section V.E.l.b of the Plan.

     101. "TORT CLAIM" means any Claim related to personal injury, property damage or loss, products liability or other similar Claims against any Debtor, and shall not include Securities Claims or Claims arising under, based upon or related to Stock Options.

     102. "UCC" means the Maryland Uniform Commercial Code, as in effect at any relevant time.

     103. "UNIMPAIRED" means with respect to any Claim or Interest that such Claim or Interest is not Impaired.

     104. "UNSECURED CLAIM" means any Claim that is not a Secured Claim.

     105. "WARRANTS" means those warrants to purchase shares of New CMI Common Stock to be issued to the Equity Purchaser under certain conditions in accordance with the terms of the Articles Supplementary.

B.   Interpretation and Computation of Time.

         1.       Defined Terms.

     Any term used in the Plan that is not defined in the Plan, in Article II (Definitions) or elsewhere, but that is defined in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.

         2.       Rules of Interpretation.

     For purposes of the Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made without such party's consent; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented from time to time; (d) unless otherwise specified in a particular reference, all references in the Plan to paragraphs, sections, articles and exhibits are references to paragraphs, sections, articles and exhibits of or to the Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan only; (f) captions and headings to articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan; and (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.

         3.       Time Periods.

     In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.


               III. DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

     The following is a designation of the Classes of Claims and Interests under the Plan. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest to the extent such Claim or Interest is not an Allowed Claim or an Allowed Interest. In addition, for purposes of the classification and treatment of Secured Claims under this Plan, any transfers of Claims occurring after the Petition Date shall not impact the classification or treatment of Secured Claims as provided in the Plan or the status of an Unsecured Claim as of the Petition Date to continue to be treated under this Plan as an Unsecured Claim.

C.       CMI Classes


Class A1 - Citicorp Secured Claims           Class A1 consists of all Allowed
                                             Secured Claims against CMI of
                                             Citicorp Securities, Inc., Salomon
                                             Smith Barney Inc., Citicorp Real
                                             Estate, Inc. and/or CitiBank N.A.

Class A2 - First Union Secured Claim         Class A2 consists of all Allowed
                                             Secured Claims against CMI of First
                                             Union National Bank.

Class A3 - GACC Secured Claim                Class A3 consists of all Allowed
                                             Secured Claims against CMI of
                                             German American Capital Corp.

Class A4 - Lehman Secured Claim              Class A4 consists of all Allowed
                                             Secured Claims against CMI of
                                             Lehman Ali Inc.

Class A5 - Merrill Lynch Secured Claim       Class A5 consists of all Allowed
                                             Secured Claims against CMI of
                                             Merrill Lynch Mortgage Capital Inc.

Class A6 - Morgan Stanley Secured Claim      Class A6 consists of any Allowed
                                             Secured Claims against CMI of
                                             Morgan Stanley & Co. International
                                             Ltd.

Class A7 - Other Secured Claims              Class A7 consists of any Allowed
                                             Secured Claims against CMI other
                                             than the Secured Claims specified
                                             in Classes A1 through A6.

Class A8 - Priority Claims                   Class A8 consists of all Allowed
                                             Priority Claims against CMI.

Class A9 - Old Senior Note Claims            Class A9 consists of all Allowed
                                             Claims against CMI of Holders of
                                             Old Senior Notes.

Class A10 - General Unsecured Claims         Class A10 consists of all Allowed
                                             Unsecured Claims against CMI other
                                             than the Unsecured Claims (if any)
                                             in Classes A8, A9, A11, A12, A13,
                                             A14, A16, A18, A20 and A23 and
                                             Administrative Claims and Priority
                                             Tax Claims.

Class A11-Guarantee Claims                   Class A11 consists of all Allowed
                                             Claims against CMI of Holders of
                                             Guarantee Claims based upon CMI's
                                             guarantee of obligations of CMM or
                                             Holdings, as the case may be.

Class A12-Freddie Mac Claims                 Class A12 consists of Claims
                                             against CMI of Freddie Mac
                                             numbered 335 and 497, on the July
                                             20, 1999 claims register, in the
                                             amount of $230,448,487.24 each.

Class A13-Intercompany Claims                Class A13 consists of all Allowed
                                             Claims against CMI of CMM or
                                             Holdings.

Class A14 - Old Senior Notes Securities      Class A14 consists of all Allowed
              Claims                         Securities Claims on account of Old
                                             Senior Notes against CMI.

Class A15 - Old Series B Preferred Stock     Class A15 consists of all Allowed
                                             Old Series B Preferred Stock
                                             Interests in CMI.

Class A16 - Old Series B Preferred Stock     Class A16 consists of all Allowed
              Securities Claims              Securities Claims on account of Old
                                             Series B Preferred Stock against
                                             CMI.

Class A17 - Old Series C Preferred Stock     Class A17 consists of all Allowed
                                             Old Series C Preferred Stock
                                             Interests in CMI.

Class A18 - Old Series C Preferred Stock     Class A18 consists of all Allowed
              Securities Claims              Securities Claims on account of Old
                                             Series C Preferred Stock against
                                             CMI.

Class A19 - Old Series D Preferred Stock     Class A19 consists of all Allowed
                                             Old Series D Preferred Stock.

Class A20- Old Series D Preferred Stock      Class A20 consists of all Allowed
             Securities Claim                Securities Claims on account of Old
                                             Series D Preferred Stock against
                                             CMI.

Class A21 - Old CMI Common Stock             Class A21 consists of all Allowed
                                             Old CMI Common Stock Interests in
                                             CMI.

Class A22 - Stock Options                    Class A22 consists of all Allowed
                                             Stock Options Interests in CMI.

Class A23 - Old CMI Common Stock             Class A23 consists of all Allowed
              Securities Claims              Securities Claims on account of Old
                                             CMI Common Stock  against CMI.

D.       CMM Classes


Class B1 - First Union Secured Claims        Class B1 consists of all Allowed
                                             Secured Claims against CMM of First
                                             Union National Bank.

Class B2 - Other Secured Claims              Class B2 consists of any Allowed
                                             Secured Claims against CMM other
                                             than the Secured Claims specified
                                             in Class B1.

Class B3 - Priority Claims                   Class B3 consists of all Allowed
                                             Priority Claims against CMM.

Class B4 - Guarantee Claims                  Class B4 consists of all Allowed
                                             Claims against CMM of Holders of
                                             Guarantee Claims based upon CMM's
                                             guarantee of  obligations of CMI or
                                             Holdings, as the case may be.

Class B5 - General Unsecured Claims          Class B5 consists of all Allowed
                                             Unsecured Claims against CMM other
                                             than the Unsecured Claims (if any)
                                             in Classes B3, B4 and B6 and
                                             Administrative Claims and Priority
                                             Tax Claims.

Class B6 - Intercompany Claims               Class B6 consists of all Allowed
                                             Claims against CMM of CMI or
                                             Holdings.

Class B7 - CMI's Interests in CMM            Class B7 consists of all Allowed
                                             Interests in CMM of CMI.

E.       Holdings Classes


Class C1 - Citicorp Secured Claims           Class C1 consists of all Allowed
                                             Secured Claims against Holdings of
                                             Citicorp Securities, Inc. and/or
                                             Salomon Smith Barney Inc.

Class C2 - Other Secured Claims              Class C2 consists of any Allowed
                                             Secured Claims against Holdings
                                             other than the Secured Claims
                                             specified in Class C1.

Class C3 - Priority Claims                   Class C3 consists of all Allowed
                                             Priority Claims against Holdings.

Class C4 - Guarantee Claims                  Class C4 consists of all Allowed
                                             Claims against Holdings of Holders
                                             of Guarantee Claims based upon
                                             Holdings' guarantee of obligations
                                             of CMI or CMM, as the case may be.

Class C5 - General Unsecured Claims          Class C5 consists of all Allowed
                                             Unsecured Claims against Holdings
                                             other than the Unsecured Claims (if
                                             any) in Classes C3, C4 and C6 and
                                             Administrative Claims and Priority
                                             Tax Claims.

Class C6 - Intercompany Claims               Class C6 consists of all Allowed
                                             Claims against Holdings of CMI or
                                             CMM.

Class C7 - Interests in Holdings             Class C7 consists of all Allowed
                                             Interests in Holdings of CMI and
                                             CMSLP.


        IV. GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

A. Unclassified Claims.

     1.       Administrative Claims.

     a.       General.

     Subject to certain additional requirements for professionals and certain other entities set forth below, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall pay to each Holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim on the later of the Effective Date or the day on which such Claim becomes an Allowed Claim, unless the Holder and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall have agreed to other treatment of such Claim, or an order of the Bankruptcy Court provides for other terms, in which case such Allowed Administrative Claim shall be paid in accordance with such agreement or Bankruptcy Court order, as applicable; provided, that if incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan (including Administrative Claims of governmental units for taxes), an Allowed Administrative Claim will be assumed on the Effective Date and paid, performed or settled by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Reorganization Cases.

     b.       Payment of Statutory Fees.

     All fees payable  pursuant to 28 U.S.C.    1930(a)(6)  (U.S.  Trustee Fees)
shall be paid by the Debtors or the Reorganized Debtors, as applicable, when such fees are due and owing.

     2.       Priority Tax Claims.

     Unless otherwise agreed to by the Debtors or Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the

Bankruptcy Court or otherwise agreed to by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. The Holders of Allowed Priority Tax Claims are not entitled to vote on the Plan. Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Priority Tax Claims are not designated a Class of Claims for purposes of voting on the Plan.

     3.       Bar Date for Administrative Claims.

     a.       General Provisions.

     Except as provided below for (i) non-tax liabilities incurred in the ordinary course of business by the Debtors in Possession and (ii) Post-Petition Tax Claims, requests for payment of Administrative Claims must be Filed and served on counsel for the Debtors and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, no later than (x) sixty (60) days after the Effective Date, or (y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties.

     b.       Professionals.

     All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b), 506(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Cases) shall File and serve on Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and counsel for Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors and the requesting professional or other Person not later than ninety (90) days after the Effective Date.

     On or as soon as reasonably practicable after the Effective Date, Reorganized CMI shall pay the contractual claims of the Indenture Trustee for its fees and expenses including its reasonable attorneys' fees and expenses. To the extent, after being furnished with normal supporting documents for such fees and expenses, Reorganized CMI disputes the reasonableness of any such fees and expenses, Reorganized CMI shall pay such fees and expenses as are not disputed, and shall submit to the Indenture Trustee a written list of specific fees and expenses viewed by Reorganized CMI as not being reasonable. To the extent that Reorganized CMI and the Indenture Trustee are unable to resolve any dispute, the dispute shall be resolved by the Bankruptcy Court. The Indenture Trustee shall not attach or set off any of its fees and expenses against distributions to Holders of Old Senior Notes and shall not otherwise withhold or delay any such distributions.

     c.       Ordinary Course Liabilities.

     Except as provided herein, holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' businesses (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, pursuant to the terms and conditions of the particular transactions giving rise to such Administrative Claims, without any further action by the Holders of such Claims. Any dispute with respect to ordinary course liabilities shall be submitted to the Bankruptcy Court for resolution unless resolved by agreement of the parties.

     d.       Tax Claims.

     All requests for payment of Post-Petition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date, and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties, whether any such Post-Petition Tax Claim is deemed to arise prior to, on or subsequent to the Effective Date.

B. Identification of Classes of Claims and Interests Impaired and Not Impaired by the Plan.

     1.       Claims Against and Interests in CMI.

     Classes A8, A12, A14, A16, A17, A18, A19, A20, A22 and A23 are not Impaired by the Plan. Classes A1, A2, A3, A4, A5, A6, A7, A9, A10, A11, A13, A15 and A21 are Impaired Classes under the Plan.

     2.       Claims Against and Interest in CMM.

     Classes B3, B4 and B7 are not Impaired by the Plan. Classes B1, B2, B5 and B6 are Impaired Classes under the Plan.

     3.       Claims Against and Interests in Holdings.

     Classes C3 and C7 are not Impaired by the Plan. Classes C1, C2, C4, C5 and C6 are Impaired Classes under the Plan.

C.       Treatment of Claims Against and Interests in CMI.

     1.       Class A1 (Citicorp Secured Claims).

     The Holders of Class A1 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class A1 Claims including Plan Interest thereon.

     2.       Class A2 (First Union Secured Claim).

     The Holder of the Allowed Class A2 Claim shall receive on the Effective Date payment in full in Cash of the Allowed Class A2 Claim including Plan Interest thereon.

     3.       Class A3 (GACC Secured Claim).

     The Holder of the Allowed Class A3 Claim shall receive on the Effective Date a combination of (i) a partial payment in Cash and (ii) part of the secured New Debt, in a total amount equal to the amount of its Allowed Class A3 Claim, including Plan Interest thereon, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A3 Claim that is consistent with the Stock Purchase Agreement.

     4.       Class A4 (Lehman Secured Claim).

     The Holder of the Allowed Class A4 Claim shall receive on the Effective Date payment in full in Cash of the Allowed Class A4 Claim including Plan Interest thereon.

     5.       Class A5 (Merrill Lynch Secured Claim).

     The Holder of the Allowed Class A5 Claim shall receive on the Effective Date a combination of (i) a partial payment in Cash and (ii) part of the secured New Debt, in a total amount equal to the amount of its Allowed Class A5 Claim, including Plan Interest thereon, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A5 Claim that is consistent with the Stock Purchase Agreement.

     6.       Class A6 (Morgan Stanley Secured Claim).

     The Holder of the Allowed Class A6 Claim shall receive on the Effective Date payment in full in Cash of the Allowed Class A6 Claim including Plan Interest thereon.

     7.       Class A7 (Other Secured Claims).

     The Holder of an Allowed Class A7 Claim (if any) shall receive on the Effective Date payment in full in Cash of the Allowed Class A7 Claim including Plan Interest thereon.

     8.       Class A8 (Priority Claims).

     The Holders of Allowed Class A8 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class A8 Claims including Plan Interest thereon.

     9.       Class A9 (Old Senior Note Claims).

     The Holders of Allowed Class A9 Claims shall receive on the Effective Date payment in full of Allowed Class A9 Claims including Plan Interest thereon in the form of (i) Cash equal to 50% of the amount of each Holder's Allowed Class A9 Claim and (ii) a portion of the New Notes equal in value to 50% of the amount of such Holder's Allowed Class A9 Claim.

     10.      Class A10 (General Unsecured Claims).

     The Holders of Allowed Class A10 Claims shall receive on the Effective Date payment in full of Allowed Class A10 Claims including Plan Interest thereon in the form of (i) Cash equal to 50% of the amount of each Holder's Allowed Class A10 Claim and (ii) a portion of the New Notes equal in value to 50% of the amount of such Holder's Allowed Class A10 Claim.

     11.      Class A11 (Guarantee Claims).

     The Holders of Allowed Class A11 Claims (if any) shall receive if, as and when any such Claim is allowed by Final Order payment in full of any such Allowed Class A11 Claim including Plan Interest thereon in the form of (i) Cash equal to 50% of the amount of each Holder's Allowed Class A11 Claim and (ii) a portion of the New Notes equal in value to 50% of the amount of such Holder's Allowed Class A11 Claim.

     12.      Class A12 (Freddie Mac Claims).

     CMI shall reaffirm its obligation under the Freddie Mac Agreement on the Effective Date in exchange for Freddie Mac withdrawing its Claims numbered 335 and 497, on the July 2, 1999 claims register, each in the amount of $230,448,487.24 on the Effective Date, to the extent that the Claims are not withdrawn prior to the Effective Date.

     13.      Class A13 (Intercompany Claims).

     No payment shall be made under the Plan to Holders of Class A13 Claims on account of such Claims.

     14.      Class A14 (Old Senior Note Securities Claims).

     The Holders of Allowed Class A14 Claims (if any) shall be paid in Cash in full if, as and when any such Claim is Allowed by Final Order, provided that any such Claim not timely filed (and in any event not filed before the Confirmation
Date)  shall be  released  and  discharged  under the Plan and the  Confirmation
Order.

     15.      Class A15 (Old Series B Preferred Stock).

     Each Holder of Old Series B Preferred Stock as of the Distribution Record Date therefor shall receive in exchange for its Old Series B Preferred Stock an identical number of shares of New Series B Preferred Stock issued effective as of the Effective Date. All shares of Old Series B Preferred Stock shall be deemed cancelled as of the Effective Date.

     16.      Class A16 (Old Series B Preferred Stock Securities Claims).

     The Holders of Allowed Class A16 Claims (if any) shall be paid in Cash in full if, as and when any such Claim is Allowed by Final Order, provided that any such Claim not timely filed (and in any event not filed before the Confirmation
Date)  shall be  released  and  discharged  under the Plan and the  Confirmation
Order.

     17.      Class A17 (Old Series C Preferred Stock).

     All shares of Old Series C Preferred Stock shall be cancelled as of the Effective Date. Each Holder of Old Series C Preferred Stock as of the Distribution Record Date therefor shall receive payment in Cash on the Effective Date equal to the redemption price for each share of Old Series C Preferred Stock held by such Holder.

     18.      Class A18 (Old Series C Preferred Stock Securities Claims).

     The Holders of Allowed Class A18 Claims (if any) shall be paid in Cash in full if, as and when any such Claim is Allowed by Final Order, provided that any such Claim not timely filed (and in any event not filed before the Confirmation
Date)  shall be  released  and  discharged  under the Plan and the  Confirmation
Order.

     19.      Class A19 (Old Series D Preferred Stock).

     All shares of Old Series D Preferred Stock shall be cancelled as of the Effective Date. Each Holder of Old Series D Preferred Stock as of the Distribution Record Date therefor shall receive payment in Cash on the Effective Date equal to the redemption price for each share of Old Series D Preferred Stock held by such Holder.

     20.      Class A20 (Old Series D Preferred Stock Securities Claim).

     The Holders of Allowed Class A20 Claims (if any) shall be paid in Cash in full if, as and when any such Claim is Allowed by Final Order, provided that any such Claim not timely filed (and in any event not filed before the Confirmation
Date)  shall be  released  and  discharged  under the Plan and the  Confirmation
Order.

     21.      Class A21 (Old CMI Common Stock).

     Each Holder of Old CMI Common Stock as of the Distribution Record Date therefor shall receive in exchange for its Old CMI Common Stock an identical number of shares of New

CMI Common Stock issued effective as of the Effective Date, plus one Right for each share of Old CMI Common Stock held by such Holder if the Board of Directors of CMI (before the Effective Date) determines to proceed with the Rights Offering as described in Section IX.H of the Plan. All shares of Old CMI Common Stock shall be deemed cancelled as of the Effective Date.

     22.      Class A22 (Stock Options).

     All Holders of Stock Options shall, on and after the Effective Date, be entitled to exercise their options to purchase shares of common stock on the same terms and conditions as existed prior to the Effective Date except that the option will, on and after the Effective Date, represent an option to purchase an identical number of shares of New CMI Common Stock rather than Old CMI Common Stock.

     23.      Class A23 (Old CMI Common Stock Securities Claims).

     All Holders of Allowed Class A23 Claims as of the Effective Date shall retain such Claims and be entitled to continue to pursue such Claims in accordance with otherwise applicable non-bankruptcy law and notwithstanding the provisions of Section XI.A of the Plan.

D.       Treatment of Claims Against and Interests in CMM.

     1.       Class B1 (First Union Secured Claims).

     The Holder of the Allowed Class B1 Claim shall receive on the Effective Date payment in full in Cash of the Allowed Class B1 Claim including Plan Interest thereon.

     2.       Class B2 (Other Secured Claims)

     The Holder of an Allowed Class B2 Claim (if any) shall receive on the Effective Date payment in full in Cash of the Allowed Class B2 Claim including Plan Interest thereon.

     3.       Class B3 (Priority Claims).

     The Holders of Allowed Class B3 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class B3 Claims including Plan Interest thereon.

     4.       Class B4 (Guarantee Claims).

     The Holders of Allowed Class B4 Claims (if any) shall be paid, if, as and when any such Claim is allowed by Final Order, in Cash in full by CMM or Reorganized CMM including Plan Interest thereon if and to the extent not fully treated with respect to such Holder's underlying Claim guaranteed by CMM under the Plan treatment for Claims against CMI or Holdings, as the case may be.

     5.       Class B5 (General Unsecured Claims).

     The Holders of Allowed Class B5 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class B5 Claims including Plan Interest thereon.

     6.       Class B6 (Intercompany Claims).

     No payment shall be made under the Plan to Holders of Class B6 Claims on account of such Claims.

     7.       Class B7 (CMI's Interests in CMM).

     The Holder of the Class B7 Interest shall retain its Interest under the Plan.

E.       Treatment of Claims Against and Interests in Holdings.

     1.       Class C1 (Citicorp Secured Claims).

     The Holder of the Allowed Class C1 Claim shall receive on the Effective Date payment in full in Cash of the Allowed Class C1 Claim including Plan Interest thereon.

     2.       Class C2 (Other Secured Claims).

     The Holder of an Allowed Class C2 Claim (if any) shall receive on the Effective Date payment in full in Cash of the Allowed Class C2 Claim including Plan Interest thereon.

     3.       Class C3 (Priority Claims).

     The Holders of Allowed Class C3 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class C3 Claims including Plan Interest thereon.

     4.       Class C4 (Guarantee Claims).

     The Holders of Allowed Class C4 Claims (if any) shall receive if, as and when any such Claim is allowed by Final Order payment in full of any such Allowed Class C4 Claim including Plan Interest thereon in the form of (i) Cash equal to 50% of the amount of each Holder's Allowed Class C4 Claim and (ii) a portion of the New Notes equal in value to 50% of the amount of such Holder's Allowed Class C4 Claim.

     5.       Class C5 (General Unsecured Claims)

     The Holders of Allowed Class C5 Claims shall receive if, as and when any such Claim is allowed by Final Order payment in full of any such Allowed Class C5 Claim including Plan Interest thereon in the form of (i) Cash equal to 50% of the amount of each Holder's Allowed Class C5 Claim and (ii) a portion of the New Notes equal in value to 50% of the amount of such Holder's Allowed Class C5 Claim.

     6.       Class C6 (Intercompany Claims).

     No payment shall be made under the Plan to Holders of Class C6 Claims on account of such Claims.

     7.       Class C7 (Interests in Holdings).

     The Holders of the Class C7 Interests shall retain their Interests under the Plan.

F.       Modification of Treatment of Claims.


     The Debtors reserve for themselves and the Reorganized Debtors the right to modify the treatment of any Allowed Claim or Interest in any manner adverse only to the Holder of such Claim or Interest at any time after the Effective Date upon the consent of the creditor or interest holder whose Allowed Claim or Interest, as applicable, is being adversely affected.

                     V. DISTRIBUTIONS UNDER THE PLAN

A.       Disbursing Agent.

     The Reorganized Debtors, or such Person(s) as the Debtors may employ in their sole discretion, will act as Disbursing Agent under the Plan. The Disbursing Agent shall make all distributions of Cash required to be distributed under the applicable provisions of the Plan and any documents executed in connection therewith. The Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan and any documents executed in connection therewith. Each Disbursing Agent will serve without bond, and each Disbursing Agent, without further Bankruptcy Court approval, will receive reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors.

B.       Timing of Distributions.

     Except as otherwise provided in this Plan with respect to any particular Claim or Interest, property to be distributed hereunder on account of Allowed Claims and Allowed Interests (a) shall be distributed on the date provided for distribution with respect to that Class or as soon as practicable thereafter to each Holder of an Allowed Claim or an Allowed Interest in that Class that is an Allowed Claim or an Allowed Interest as of said distribution date, and (b) shall be distributed to each Holder of an Allowed Claim or an Allowed Interest of that Class that becomes an Allowed Claim or Allowed Interest after the distribution date as soon as practicable after the Order of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order.

C.       Methods of Distributions.

         1.       Cash Payments.

     Cash payments made pursuant to the Plan will be in United States dollars. Cash payments to foreign creditors may be made, at the option of the Debtors or the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan in the form of checks issued by Reorganized Debtors shall be null and void if not cashed within 90 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent as set forth in Section V.G below. Cash payments may, at the option of the Debtors or Reorganized Debtors, be made by wire transfer.

         2.       Compliance with Tax Requirements.

     In connection with the distributions set forth herein, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

     Notwithstanding any other provision contained herein: (i) each Holder of an Allowed Claim or Allowed Interest that is to receive a distribution of Cash pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements reasonably satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any distributions pursuant to the Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section V.G of the Plan.

D.       Distribution Record Date.

     As of the close of business on the Distribution Record Date, the transfer registers for the Old Securities maintained by the Debtors, or their respective agents, will be closed. The Disbursing Agent and its respective agents and the Indenture Trustee will have no obligation to recognize the transfer of any Old Securities occurring after the Distribution Record Date, and will be entitled for all purposes relating to this Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

E. Surrender of Cancelled Old Securities and Exchange of Exchanged Securities for New Securities.

         1.       Tender of Old Securities.

     The mechanism by which Holders of Allowed Claims and Allowed Interests surrender their Old Securities in order to receive Cash, if and as applicable under this Plan, and in the case of Exchanged Securities, to exchange such Exchanged Securities for New Securities (as applicable), shall be determined based upon the manner in which the Old Securities were issued and the mode in which they are held, as set forth below.

         a.       Old Securities Held in Book-Entry Form

     Old Securities held in book-entry form through bank and broker nominee accounts shall be mandatorily cancelled and (i) Cash distributed, if and as applicable under this Plan, and (ii) in the case of Exchanged Securities, mandatorily exchanged for New Securities (as applicable) through the facilities of such nominees and the systems of the applicable securities depository or Clearing System holding such Old Securities on behalf of the brokers or banks.

         b.       Old Securities in Physical, Registered, Certificated Form

     Each Holder of Old Securities in physical, registered, certificated form will be required, on or before the Effective Date, to deliver its physical certificates (the "TENDERED CERTIFICATES") to the Disbursing Agent, accompanied by a properly executed letter of transmittal, to be distributed by the Disbursing Agent after the Confirmation Date and containing such representations and warranties as are described in the Disclosure Statement (a "LETTER OF TRANSMITTAL").

     Any Cash or New Securities to be distributed pursuant to this Plan on account of any Allowed Claim or Allowed Interest represented by an Old Security held in physical, registered, certificated form shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section V.G below.

     Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Old Securities tendered pursuant thereto are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "ELIGIBLE INSTITUTION"). If Old Securities are registered in the name of a Person other than the Person signing the Letter of Transmittal, the Old Securities, in order to be tendered validly, must be endorsed or accompanied by a properly completed power of authority, with signature guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal and Tendered Certificates will be resolved by the applicable Disbursing Agent, whose determination shall be final and binding, subject only to review by the Bankruptcy Court upon application with due notice to any affected parties in interest. CMI reserves the right, on behalf of itself and the Disbursing Agent, to reject any and all Letters of Transmittal and Tendered Certificates not in proper form, or Letters of Transmittal and Tendered Certificates, the Disbursing Agent's acceptance of which would, in the opinion of the Disbursing Agent or its counsel, be unlawful.

         2.       Delivery of New Securities in Exchange for Exchanged
                  Securities.

     On the Effective Date, Reorganized CMI or the Disbursing Agent shall issue and authenticate the New Securities and shall apply to DTC to make the New Securities eligible for deposit at DTC. With respect to Holders of Exchanged Securities who hold such Exchanged Securities through nominee accounts at bank and broker participants in DTC or any similar clearing system, the Disbursing Agent shall deliver the New Securities to DTC or to the registered address specified by the Clearing System. The Clearing System (or its depositary) shall return the
applicable   Exchanged  Securities  to  the  Disbursing  Agent  for
cancellation.

     The Disbursing Agent will request that DTC effect a mandatory exchange of the applicable Exchanged Securities for the applicable New Securities by crediting the accounts of its participants with the applicable New Securities in exchange for the Exchanged Securities. On the effective date of such exchange, each DTC participant will effect a similar exchange for accounts of the beneficial owners holding Exchanged Securities through such firms. Neither the Debtors, Reorganized Debtors nor the Disbursing Agent shall have any responsibility or liability in connection with the Clearing Systems' or such participants' effecting, or failure to effect, such exchanges.

     Holders of Exchanged Securities holding such Exchanged Securities outside a Clearing System will be required to surrender their Exchanged Securities by delivering them to the Disbursing Agent, along with properly executed Letters of Transmittal (as described above in Section V.E.1.b). The Disbursing Agent shall forward the New Securities on account of such Exchanged Securities to such Holders.

         3. Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments.

     Any Holder of a Claim or an Interest evidenced by an Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent: (a) an affidavit of loss or other evidence reasonably satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may reasonably be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with this Section, the Holder of a Claim or Interest evidenced by any such lost, stolen, mutilated or destroyed Instrument shall, for all purposes under the Plan and notwithstanding anything to the contrary contained herein, be deemed to have surrendered such Instrument.

         4.       Failure to Surrender Cancelled Instrument.

     Any Holder of Old Securities holding such Old Securities in physical, registered or certificated form who has not properly completed and returned to the Disbursing Agent a Letter of Transmittal, together with the applicable Tendered Certificates, within two years after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Instrument discharged and shall be forever barred from asserting any such claim against Reorganized CMI, Reorganized CMM or Reorganized Holdings or their properties. In such cases, any Cash or New Securities held for distribution on account of such claim shall be disposed of pursuant to the provisions of Section V.G hereof.

F. Release of Security Interests in or Other Claims to or against Assets or Property of the Reorganized Debtors by Creditors Paid Pursuant to the Plan.

     Any Holder of a Secured Claim whose Secured Claim is being paid in full in accordance with Section IV.C, IV.D or IV.E of the Plan shall cooperate in all respects with the Reorganized Debtors and shall execute such documents and release and return to the Reorganized Debtors such assets or property of the Debtors or Reorganized Debtors, as applicable, that such creditor is holding, directly or indirectly, as collateral and, if applicable, unwind any alleged repurchase agreements or claims to assets or property subject to such alleged repurchase agreements. Furthermore, any and all Holders of such Secured Claims shall execute such documents and take such actions as may be reasonably required by the Reorganized Debtors to effectuate the transfer or retransfer back to the Reorganized Debtors of all collateral security, or assets or property held subject to alleged repurchase agreements, free and clear of all liens, security interests, claims or interests in or to such collateral, assets or property by such Holder, and shall confirm the foregoing in writing if requested by the Reorganized Debtors.

G.       Delivery of Distributions; Undeliverable or Unclaimed Distributions.

     Any Person that is entitled to receive a Cash distribution under this Plan but that fails to cash a check within 90 days of its issuance shall be entitled to receive a reissued check from Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, for the amount of the original check, without any interest, if such Person requests the Disbursing Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent reasonably requests to verify that such Person is entitled to such check, prior to the second anniversary of the Effective Date. If a Person fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the second anniversary of the Effective Date, such Person shall not be entitled to receive any distribution under this Plan.

     Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim or an Allowed Interest shall be made to the address of such Holder on the books and records of the Debtors or their agents, unless Reorganized CMI, Reorganized CMM or Reorganized Holdings, as applicable, has been notified in writing of a change of address. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, such Disbursing Agent shall use reasonable efforts to determine the current address of such Holder, but no distribution shall be made to such Holder unless and until the applicable Disbursing Agent has determined or is notified in writing of such Holder's then-current address, at which time such distribution shall be made to such Holder without any additional interest on such distribution after the Effective Date. Undeliverable distributions shall remain in the possession of the applicable Disbursing Agent pursuant to Section V.A of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash or New Securities shall be held in trust by the applicable Disbursing Agent for the benefit of the potential claimants of such funds or securities, and will be accounted for separately. Any Disbursing Agent holding undeliverable Cash shall invest such Cash in a manner consistent with the Debtors' investment and deposit guidelines. Any interest paid, and any other amounts earned, with respect to such undeliverable Cash pending its distribution in accordance with this Plan shall be property of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be. Any unclaimed or undeliverable distributions (including Cash and New Securities) shall be deemed unclaimed property under Section 347 (b) of the Bankruptcy Code at the expiration of two years after the Effective Date and, after such date, all such unclaimed property shall revert to Reorganized CMI, Reorganized CMM, or Reorganized Holdings, as the case may be, and the Claim or Interest of any Holder with respect to such property shall be discharged and forever barred.

H.       Procedures for Treating Disputed Claims Under Plan of Reorganization.

         1.       Disputed Claims.

         a.       Process.

     If any of the Debtors or Reorganized Debtors disputes any Claim, such dispute shall be determined, resolved or adjudicated, as the case may be, under applicable law, and such Claim shall survive the Effective Date to the extent that such Claim has not been allowed and has not received the treatment afforded the Class of Claims in which such Claim is classified under this Plan on or before the Effective Date. Among other things, any Debtor or Reorganized Debtors may elect, at its sole option, to object or seek estimation under Section 502 of the Bankruptcy Code with respect to any proof of Claim filed by or on behalf of a Holder of a Claim or any proof of Interest filed by or on behalf of a Holder of an Interest.

         b.       Tort Claims.

     All Tort Claims are Disputed Claims. Any unliquidated Tort Claim that is not otherwise settled or resolved pursuant to Section V.H.l.a above shall be determined and liquidated under applicable law in the Bankruptcy Court or the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in the Bankruptcy Court or any administrative or judicial tribunal of appropriate jurisdiction. Pursuant to Section IX.E hereof, the automatic stay arising pursuant to Section 362 of the Bankruptcy Code shall be vacated as of the Effective Date as to all Tort Claims. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section V.H. l.b and applicable non-bankruptcy law that is no longer subject to appeal or other review and that is not paid by applicable insurance coverage shall be deemed to be an Allowed Claim in Class A10, B5 or C5, as applicable, in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this
Section V.H.l.b shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under Section 157(b) of title 28, United States Code.

         2.       Objections to Claims and Interests.

     Except insofar as a Claim or Interest is allowed hereunder, Reorganized CMI, Reorganized CMM and Reorganized Holdings shall be entitled and reserve the right to object to Claims and Interests. Except as otherwise provided in Section V.H.3 below and except as otherwise ordered by the Bankruptcy Court, objections to any Claim or Interest, including, without limitation, Administrative Claims, shall be Filed and served upon the Holder of such Claim or Interest no later than 90 days after the Effective Date, unless such period, is, extended by the Bankruptcy Court, which extension may be granted on an ex parte basis without notice or hearing. After the Confirmation Date, only the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings shall have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Confirmation Date, the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court. Except as (i) specified otherwise herein, or (ii) ordered by the Bankruptcy Court, all Disputed Claims or Disputed Interests shall be resolved by the Bankruptcy Court. The failure of the Debtors to object to any Claim or Interest for voting purposes shall not be deemed to be a waiver of the Debtors' or Reorganized Debtors right to object to any Claim or Interest in whole or in part thereafter.

         3.       Professionals, Claims.

     Except as otherwise ordered by the Bankruptcy Court, objections to Claims of professionals shall be governed by the provisions of Section IV.A.3.b hereof.

         4.       No Distributions Pending Allowance.

     Notwithstanding   any  other  provisions  of  this  Plan,  no  payments  or
distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest.

         5. Distributions on Account of Disputed Claims and Interests Once They are Allowed.

     Within 30 days after the end of each calendar quarter following the Effective Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed: (i) matured and payable Plan Interest, if any, at the rate provided for the Class to which such Claim belongs; and (ii) any interest payments, dividends or other payments made to the Class to which such Claim or Interest belongs, but held pending distribution.

I.       Setoffs.

     Except with respect to any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, may, pursuant to Section 553 or Section 502(d) of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings of any such claims, rights and causes of action that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may possess against such Holder.

                  VI. INDIVIDUAL HOLDER PROOFS OF INTEREST

     Holders of Interests in Classes A15, A17, A19, A21, A22, B7 and C7 are not required to File proofs of Interests unless they disagree with the number of shares set forth on the applicable stock register.

         VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       Assumptions.

     Except as otherwise  provided  herein,  on the Effective Date,  pursuant to
Section 365 of the Bankruptcy Code, the Debtors will assume each executory contract and unexpired lease entered into by the Debtors prior to the Petition Date that has not previously (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to Section 365 of the Bankruptcy Code. The Confirmation Order will constitute an Order of the Bankruptcy Court approving the assumptions described in this Section VII.A, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

B.       Cure of Defaults in Connection with Assumption.

     Any monetary amounts by which each executory contract or unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to
Section 365 (b) (1) of the Bankruptcy Code, at the option of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be:
(a) by payment of the default amount in Cash on the Effective Date or as soon as practicable thereafter; or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.

     If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of Reorganized CMI, Reorganized CMM or Reorganized Holdings to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by Section 365 (b) (1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

C.       Rejections.

     Except as otherwise  provided  herein,  on the Effective Date,  pursuant to
Section 365 of the Bankruptcy Code, the Debtors will reject each of the executory contracts and unexpired leases listed on a schedule to be filed prior to the Confirmation Hearing (the "CONTRACT REJECTION SCHEDULE"); provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend such schedule to delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant to Sections VII.A and B above. Each contract and lease listed on the Contract Rejection Schedule will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease.

Listing a contract or lease on the Contract Rejection Schedule does not constitute an admission by the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings that such contract or lease is an executory contract or unexpired lease or that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings has any liability thereunder. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

D.       Bar Date for Rejection Damages.

     If the rejection of an executory contract or unexpired lease pursuant to the preceding Section VII.C gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, their successors or properties unless (a) a stipulation with respect to the amount and nature of such Claim has been entered into by either of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as applicable, and the Holder of such Claim in connection with the rejection of such executory contract or unexpired lease, or (b) a Proof of Claim is Filed and served on Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and counsel for Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court. all Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Claims in Class A10, B5 or C5, as applicable.

                   VIII. ACCEPTANCE OR REJECTION OF THE PLAN

A.       Voting Classes.

     The Holders of Allowed Claims and Interests in Classes A1, A2, A3, A4, A5, A6, A7, A9, A10, A11, A13, A15, A21, B1, B2, B5, B6, C1, C2, C4, C5 and C6 are
Impaired and shall be entitled to vote to accept or reject the Plan.

B.       Presumed Acceptances of Plan.

     The Holders of Allowed Claims and Interests in Classes A8, A12, A14, A16, A17, A18, A19, A20, A22, A23, B3, B4, B7, C3 and C7 are not Impaired under the Plan and, therefore, are conclusively presumed to accept the Plan.

C.       Confirmability of Plan and Cramdown

     To the extent that any Impaired Class votes to reject the Plan or is deemed to have rejected the Plan, the Debtors will request that the Bankruptcy Court confirm the Plan under the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

            IX. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

A.       Corporate Structure.

     On the Effective Date, CMI will become Reorganized CMI, CMM will become Reorganized CMM, and Holdings will became Reorganized Holdings. Reorganized CMM will be a wholly-owned subsidiary of Reorganized CMI, and Reorganized CMI will be the general partner of Reorganized Holdings.

B.       Corporate Action.

         1.       Cancellation of Old Securities and Related Agreements.

     On the Effective Date, except as otherwise provided by the Plan all securities, instruments, indentures and agreements governing any Claims or Interests with respect to the Old Securities shall be deemed terminated, canceled and extinguished, and except as otherwise provided herein, the Debtors and the Reorganized Debtors shall be released from any and all obligations under such securities, instruments, indentures and agreements.

         2.       Articles of Incorporation and Bylaws for Reorganized CMI.

     On the Effective Date, Reorganized CMI shall be deemed to have adopted the Reorganized CMI Articles of Incorporation and the Reorganized CMI Bylaws pursuant to applicable nonbankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CMI Articles of Incorporation will, among other provisions, increase the number of authorized shares of common stock and prohibit the issuance of nonvoting equity securities to the extent required by
Section 1123 (a) (6) of the Bankruptcy Code. The Reorganized CMI Articles of Incorporation and the Reorganized CMI Bylaws will become effective, without any requirement of further action by stockholders of CMI or Reorganized CMI, on the Effective Date. The Reorganized CMI Articles of Incorporation shall be filed with the Maryland Department of Assessments and Taxation on the Effective Date.

         3.       Articles of Incorporation and Bylaws for Reorganized CMM.

     On the Effective Date, Reorganized CMM shall be deemed to have adopted the Reorganized CMM Articles of Incorporation and the Reorganized CMM Bylaws pursuant to applicable non-bankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CMM Articles of Incorporation will, among other provisions, prohibit the issuance of nonvoting equity securities to the extent required by Section 1123 (a) (6) of the Bankruptcy Code. The Reorganized CMM Articles of Incorporation and the Reorganized CMM Bylaws will become effective, without any requirement of further action by the stockholder of CMM or Reorganized CMM, on the Effective Date. The Reorganized CMM Articles of Incorporation (if applicable) shall be filed with the Maryland Department of Assessments and Taxation on the Effective Date.

         4.       Directors and Management of Reorganized CMI.

     As of the Effective Date, the Persons identified at or before the Confirmation Hearing in a schedule to be filed jointly by CMI and the Buyer with the Bankruptcy Court will serve as the initial members of the Board of Directors of Reorganized CMI. Such Persons shall be deemed elected to the Board of Directors of CMI, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of CMI or Reorganized CMI. The initial officers of Reorganized CMI shall be selected by the Board of Directors of Reorganized CMI and their names will be disclosed in a schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CMI in the schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or stockholders of Reorganized CMI in accordance with the Reorganized CMI Bylaws, Reorganized CMI Articles of Incorporation and applicable state law.

         5.       Directors and Management of Reorganized CMM and Reorganized
                  Holdings.

     As of the Effective Date, the Persons identified at or before the Confirmation Hearing in a schedule to be filed jointly by CMM and the Buyer with the Bankruptcy Court will serve as the initial members of the Board of Directors of Reorganized CMM. Such Persons shall be deemed elected to the Board of Directors of CMM, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of CMM or Reorganized CMM. The initial officers of Reorganized CMM shall be selected by the Board of Directors of Reorganized CMM and their names will be disclosed in a schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CMM in the schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or the stockholder of Reorganized CMM in accordance with the Reorganized CMM Bylaws, Reorganized CMM Articles of Incorporation and applicable state law.

     As of the Effective Date, Reorganized CMI shall remain the sole general partner of Reorganized Holdings and CMSLP shall remain the sole limited partner in Reorganized Holdings. It is contemplated that at some time after the Effective Date, Reorganized Holdings will be dissolved unless the partners in Reorganized Holdings otherwise determine.

C.       Implementation.

     The Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings are hereby authorized and directed to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan and the Stock Purchase Agreement on and after the Effective Date. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan and the other agreements referred to herein or contemplated hereby.

D.       Other Documents and Actions.

     The Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings, as the case may be, may and shall execute such documents and take such other actions as are necessary or appropriate to effectuate this Plan, the transactions provided for in the Plan and all other actions in connection herewith.

E.       Term of Injunctions or Stays.

     Unless provided in the Confirmation Order or otherwise, all injunctions or stays imposed in the Reorganization Cases pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

F.       No Interest.

     Except as expressly provided herein, no Holder of an Allowed Claim or Allowed Interest shall receive interest on the distribution to which such Holder is entitled hereunder, regardless of whether such distribution is made on the Effective Date or thereafter.

G.       Retiree Benefits.

     On and  after  the  Effective  Date,  to the  extent  required  by  Section
1129(a)(13) of the Bankruptcy Code, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in Section 1114(a) of the Bankruptcy Code, maintained or established by the Debtors prior to the Confirmation Date.

H.       Recapitalization Financing Including Issuance of New Securities.

     On the Effective Date, the Recapitalization Financing shall be funded and become effective and the CMBS Sale Portfolio, if not already sold, shall be sold as parts of effectuating consummation of the Plan consistent with the Stock Purchase Agreement and the respective governing documents. Among other things, the Equity Purchaser will, on the Effective Date, provide the New Equity as required under the Stock Purchase Agreement in accordance with the terms thereof, and the Equity Purchaser will receive its shares of New Senior Preferred Stock and Warrants (under certain circumstances) as provided in the Stock Purchase Agreement. On the Effective Date, Reorganized CMI will issue the New Securities in accordance with the Plan and consistent with the Stock Purchase Agreement. In addition, on the Effective Date, the Reorganized Debtors will implement and, to the extent applicable, receive the proceeds of the New Debt in accordance with the terms of the applicable documents with respect thereto. On or before the Effective Date, the Board of Directors of CMI (as it exists before the Effective Date) shall determine whether or not to proceed with a Rights Offering to the Holders of Old CMI Common Stock in accordance with the Stock Purchase Agreement. On the Effective Date, all securities, instruments, corporate documents, and agreements entered into pursuant to or contemplated by the Plan and/or the Stock Purchase
Agreement, including, without limitation, the New Securities, any other security and any instrument, corporate document, or agreement entered into in connection with any of the transactions referenced in this Section or
Section IX.I, shall become effective, binding and enforceable in accordance with their respective terms and conditions upon the parties thereto without further act or action under applicable law, regulation, order or rule, and shall be deemed to become effective simultaneously.

I.       Sale of the CMBS Sale Portfolio.

     On or before the Effective Date, the commercial mortgage-backed securities and any other assets in the CMBS Sale Portfolio shall be sold in accordance with the terms of the Stock Purchase Agreement. The proceeds thereof shall be used as part of the funding of the Plan.

                  X. CONFIRMATION AND EFFECTIVE DATE CONDITIONS

A.       Conditions to Confirmation.

     Confirmation of this Plan is conditioned upon satisfaction of the applicable provisions of Section 1129 of the Bankruptcy Code and entry of a Confirmation Order by the Bankruptcy Court in form and substance satisfactory to the Debtors and the Buyer. Among other things, the Confirmation Order shall authorize and direct that the Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or contemplated by the Plan, including, but not limited to, those actions contemplated by the provisions of this Plan set forth in Section XI hereof, and shall provide that all securities to be issued to Holders of Claims and Interests pursuant to the Plan, and securities issuable upon the exercise of Rights issued pursuant to the Plan and conversion provisions relating thereto, are exempt from registration pursuant to Section 1145 of the Bankruptcy Code and that the solicitation of Holders of Old CMI Common Stock, Old Series B Preferred Stock and Old Senior Notes is exempt under Rule 14a-2(a)(4) of the proxy regulations under the Securities Exchange Act of 1934. In addition, it shall be a condition to confirmation that the Stock Purchase Agreement shall not have been terminated, that the Securities Purchase Agreement and all exhibits and schedules thereto are approved by the Bankruptcy Court and are enforceable in accordance with their terms and that all stock to be issued pursuant to the Stock Purchase Agreement and this Plan is authorized, validly issued, and free and clear of any and all liens, claims and encumbrances of or against the Debtors or the Reorganized Debtors.

B.       Conditions to Effective Date.

     The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions has been satisfied or waived by the Debtors:

     1. The Confirmation Order in form and substance satisfactory to the Debtors and the Buyer and entered by the Bankruptcy Court shall not have been modified in any respect.

    2. All conditions to closing under the Stock Purchase Agreement shall have been satisfied or waived as provided therein and closing under the Stock Purchase Agreement shall have occurred.

    3. The Recapitalization Financing shall be funded in accordance with the terms of the Stock Purchase Agreement, the Plan and the respective governing documents with respect to the Recapitalization Financing, and the sale of the CMBS Sale Portfolio shall have been completed in accordance with the terms of the Stock Purchase Agreement.

    4. All other actions and documents necessary to implement the transactions contemplated at closing under the Stock Purchase Agreement and contemplated to be effected under this Plan on or before the Effective Date shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof.

C.       Waiver of Conditions to Effective Date.

     Each of the conditions to the Effective Date may be waived in whole or in part by the Debtors and the Buyer at any time, without notice or an Order of the Bankruptcy Court.

                         XI. EFFECTS OF PLAN CONFIRMATION

A.       Discharge of Debtors and Injunction.

     Except as otherwise provided in the Plan or the Confirmation Order: (i) on the Effective Date, the Debtors shall be deemed discharged and released to the fullest extent permitted by Section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (b) a Claim or Interest based on such debt or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or (c) the Holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against Reorganized CMI, Reorganized CMM and Reorganized Holdings, their respective successors, or their respective assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.

     Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; and (iv) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person, including but not limited to the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

B.       Limitation of Liability.

     None of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, the members of the Committees, the Indenture Trustee, the Equity Purchaser, or any of their respective employees, officers, directors, agents, or representatives, or any professional persons employed by any of them (including, without limitation, their respective Designated Professionals), shall have any responsibility, or have or incur any liability, to any Person whatsoever (i) for any matter expressly approved or directed by the Confirmation Order or (ii) under any theory of liability (except for any claim based upon willful misconduct or gross negligence) for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release or other agreement or document created in connection with or contemplated by the Plan; provided, that nothing in this Section XI.B shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan, under the Equity Purchase Agreement or any documents executed in connection therewith or pursuant thereto, or under any other agreement or document entered into by such Person in accordance with or pursuant to the terms of this Plan (except to the extent expressly provided in the Confirmation Order) or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

C.       Releases.

     On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to release unconditionally (i) each of the Debtors' then-current and former officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such) (collectively, the "DEBTOR RELEASEES"), (ii) the Committees and, solely in their capacity as members or representatives of the Committees, each member, consultant, attorney, accountant, financial advisor or other representative of the Committees (collectively, the "COMMITTEE RELEASEES") and (iii) the Equity Purchaser and, solely in their capacities as such, all officers, directors, shareholders, members, employees, consultants, attorneys, accountants or other representatives thereof (the "EQUITY PURCHASER RELEASEES") from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Reorganization Cases, the Plan or the

Disclosure Statement; provided, however, that the release of the Equity Purchaser Releasees as set forth herein shall not extend to or include any rights or obligations of any of the Equity Purchaser Releasees under or or pursuant to the Stock Purchase Agreement, all of which rights and obligations shall survive in accordance with the terms of the Stock Purchase Agreement.

     On the Effective Date, each Holder of a Claim or Interest shall be deemed to have unconditionally released the Debtor Releasees, the Committee Releasees and the Equity Purchaser Releasees from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to CMI, CMM and/or Holdings, the Debtors, the Reorganization Cases, the Plan or the Disclosure Statement, excepting, however, from such release any obligation owing to a Holder of an Allowed Claim or Allowed Interest provided for in this Plan or the Confirmation Order.

D.       Indemnification.

     The obligations of the Debtors as of the Petition Date to indemnify their present and former directors or officers, respectively, against any obligations pursuant to the Debtors' articles of incorporation, by-laws, applicable state law or specific agreement or resolution, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, be assumed by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and not be discharged. The Debtors shall fully indemnify, and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall assume the Debtors' obligations to indemnify, any person by reason of the fact that he or she is or was serving as a director, officer, employee, agent, professional, member, or other authorized representative (in each case, as applicable) of any of the Debtors (collectively, the "INDEMNITEES") against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorneys' fees and expenses), arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan and the transactions contemplated thereby and the Disclosure Statement in support thereof, provided, however, that the foregoing indemnification shall not apply to any liabilities arising from the gross negligence or willful misconduct of any Indemnitee. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from Reorganized CMI, Reorganized CMM or Reorganized Holdings, the Indemnitee shall promptly notify Reorganized CMI, in writing and, in any such event, Reorganized CMI shall assume the defense thereof including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses of such Indemnitee. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) Reorganized CMI has agreed to pay the fees and expenses of such counsel, or (b) Reorganized CMI shall have failed to assume promptly the defense of such claim, action or proceeding or to employ counsel reasonably satisfactory to the Indemnitee in any such claim action or proceeding, or (c) the named parties in any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and Reorganized CMI, Reorganized CMM or Reorganized

Holdings, as the case may be, and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to Reorganized CMI, that the joint representation of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies Reorganized CMI in writing that it elects to employ separate counsel at the expense of Reorganized CMI, Reorganized CMI shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, neither Reorganized CMI, nor Reorganized CMM nor Reorganized Holdings shall effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from Reorganized CMI, Reorganized CMM or Reorganized Holdings unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee.

E.       Vesting of Assets.

     Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, all property of CMI's Estate shall vest in Reorganized CMI and all property of CMM's Estate shall vest in Reorganized CMM and all property of Holdings' estate shall vest in Reorganized Holdings, all free and clear of all Claims, liens, encumbrances and Interests of Holders of Claims and Holders of Old Securities. From and after the Effective Date, Reorganized CMI, Reorganized CMM and Reorganized Holdings may operate their business and use, acquire and dispose of property and settle and compromise claims or interests arising on or after the Effective Date without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

F.       Preservation of Causes of Action.

     Except as otherwise provided herein, or in any contract, instrument, release or other agreement entered into in connection with or pursuant to the Plan, Reorganized CMI, Reorganized CMM and Reorganized Holdings shall retain (and may enforce) any claims, rights and causes of action that the Debtors or the Estates may hold against any Person, including, but not limited to, any claims, rights or causes of action under Sections 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory.

G.       Retention of Bankruptcy Court Jurisdiction.

     To the maximum extent permitted by the Bankruptcy Code and other applicable law, the Bankruptcy Court shall have jurisdiction of all matters arising out of, and related to, the Reorganization Cases and the Plan pursuant to, and for the purpose of, Sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction to:

    1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate a Claim pursuant to the Plan;

    2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending before the Effective Date;

    3. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

    4. Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

    5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings that may be pending on the Effective Date;

    6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with or pursuant to the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

    7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with this Plan or the Confirmation Order;

    8. Enter such Orders as may be necessary or appropriate to correct any defect, cure any omission, or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan;

    9. Enter such Orders as may be necessary or appropriate to enforce, implement or interpret the terms and conditions of this Plan and resolve any objections filed with respect to any actions proposed to be taken in connection with or pursuant to the provisions of this Plan;

    10. Enter such Orders as may be necessary or appropriate to approve agreements, settlements or compromises in connection with matters pending on the Effective Date or arising thereafter in connection with implementation of provisions of the Plan;

    11. Determine all adversary proceedings and contested matters to recover or enforce rights with respect to property of any of the Debtors or their Estates or to obtain other relief relating to causes of actions or claims under the Bankruptcy Code or other applicable law including, but not limited to, any actions brought under Sections 541 through 553 of the Bankruptcy Code;

    12. Determine matters concerning state, local or federal taxes pursuant to Sections 346, 505, 525, 1146 and any other tax-related provisions of the Bankruptcy Code;

    13. Enter such Orders as may be necessary or appropriate to enforce and interpret the provisions of the Confirmation Order;

    14. Subject to any restrictions on modifications provided herein or in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify this Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

    15. Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

    16. Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

    17. Except as otherwise provided in this Plan, or with respect to specific matters, in the Confirmation Order or any other Order entered in connection with the Reorganization Cases, determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to this Plan, the Disclosure Statement or the Confirmation Order; and

    18.    Enter an Order or Orders closing the Reorganization Cases.

H.       Failure of Bankruptcy Court to Exercise Jurisdiction.

     If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Reorganization Cases, including the matters set forth in Section XI.G above, Section XI.G shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

I.       Committees.

     On the Effective Date, all Committees, shall be dissolved and the members of such Committees and their professionals shall be released and discharged from all further rights and duties arising from or related to the Reorganization Cases. The professionals retained by such Committees and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date other than for services rendered in connection with any application for allowance of compensation and reimbursement of expenses pending as of, or timely Filed after, the Effective Date.

                         XII. MISCELLANEOUS PROVISIONS

A.       Final Order.

     Any requirement in this Plan that an Order be a Final Order may be waived by the Debtors (or Reorganized Debtors, if applicable) and the Buyer; provided, that nothing contained herein or elsewhere in this Plan shall prejudice the right of any party in interest to seek a stay pending appeal with respect to such order.

B.       Modification of the Plan.

     The Debtors reserve the right to modify the Plan in any manner consistent with the Stock Purchase Agreement at any time prior to the Confirmation Date as provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order.

     If, after receiving sufficient acceptances but prior to Confirmation of the Plan, the Debtors seek to modify the Plan, the Debtors can use such previously solicited acceptances only to the extent permitted by applicable law.

     The Debtors reserve the right after the Confirmation Date and before the Effective Date to modify the terms of the Plan or waive any conditions to the effectiveness thereof if and to the extent the Debtors and the Buyer determine that such modifications or waivers are necessary or desirable to consummate the Plan. The Debtors will give such Holders of Claims and Interests notice of such modifications or waivers as may be required by applicable law and the Bankruptcy Court, and any such modifications shall be subject to the approval of the Bankruptcy Court to the extent required by, and in accordance with, Section 1127 of the Bankruptcy Code.

C.       Revocation of the Plan.

     The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then the Plan shall be null and void, and all of the Debtors' respective obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against either Debtor or any other Person or to prejudice in any manner the rights of either Debtor or any Person in any further proceedings involving either Debtor or any Person.

D.       Application of Section 1145 of the Bankruptcy Code and Federal
         Securities Laws.

     All securities to be issued to Holders of Claims and Interests pursuant to the Plan, and securities issuable upon the exercise of Rights issued pursuant to the Plan and conversion provisions relating thereto, including but not limited to the New CMI Common Stock, the New Series B Preferred Stock, the New Notes, the Stockholder Preferred Stock, the Rights and the Stock Options, shall be exempt from registration pursuant to Section 1145 of the Bankruptcy Code. The solicitation of Holders of Old CMI Common Stock, Old Series B Preferred Stock and

Old Senior Notes shall be exempt under Rule 14a-2(a)(4) of the proxy regulations under the Securities Exchange Act of 1934.

E.       Application of Section 1146(c) of the Bankruptcy Code.

     The implementation and enforcement of any provisions of the Plan transferring assets or property, including but not limited to sales of the commercial mortgage-backed securities and any other property in the CMBS Sale Portfolio, and the making, delivery or recording of any "instrument of transfer" in connection with or pursuant to the Plan, shall not be taxed under any law imposing a stamp tax, transfer tax or a similar tax pursuant to Section 1146(c) of the Bankruptcy Code.

F.       Successors and Assigns.

     The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

G.       Saturday, Sunday or Legal Holiday.

     If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

H.       Post-Effective Date Effect of Evidences of Claims or Interests.

     Except as otherwise specified herein, notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the
Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

I.       Governing Law.

     Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules), (ii) an express choice of law provision in any agreement, contract, instrument, or document provided for, or executed in connection with, the Plan, or (iii) applicable non-bankruptcy law, the rights and obligations arising under the Plan and any agreements, contracts, documents, and instruments executed in connection with or pursuant to the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland without giving effect to the principles of conflict of laws thereof.

J.       No Liability for Solicitation or Participation.

     As specified in Section 1125 (e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under or in connection with the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

K.       No Admissions or Waiver of Objections.

     Notwithstanding anything herein to the contrary, if the Effective Date does not occur, nothing contained in the Plan shall be deemed as an admission by the Debtors or any other party with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification. The Debtors are not bound by any statements herein or in the Disclosure Statement as judicial admissions.

DATED:  September 21, 1999

                                          CRIIMI MAE Inc.
                                          a Maryland corporation


                                          By: /s/ William B. Dockser
                                              ----------------------
                                          Name:  William B. Dockser
                                          Title: Chairman of the Board

                                          CRIIMI MAE Management, Inc.,
                                          a Maryland corporation


                                          By: /s/ William B. Dockser
                                              ----------------------
                                          Name:  William B. Dockser
                                          Title: Chairman of the Board

                                          CRIIMI MAE Holdings II, L.P.
                                          a Delaware Limited Partnership

                                          By:      CRIIMI MAE Inc.
                                                   its General Partner


                                          By: /s/ William B. Dockser
                                              ----------------------
                                          Name:  William B. Dockser
                                          Title: Chairman of the Board

VENABLE, BAETJER AND HOWARD, LLP          AKIN, GUMP, STRAUSS HAUER
                                            & FELD L.L.P.



By: /s/ Richard L. Wasserman              By: /s/ Stanley J. Samorajczyk, P.C.
    ------------------------                  --------------------------------
    Richard L. Wasserman                      Stanley J. Samorajczyk, P.C.
    1800 Mercantile Bank and                  Michael S. Stamer
      Trust Building                          1333 New Hampshire Ave., NW
    Two Hopkins Plaza                         Washington, D.C.  20036
    Baltimore, Maryland 21201                 (202) 887-4000
     (410) 244-7400





SHULMAN, ROGERS, GANDAL,
   PORDY & ECKER, P.A.




By: /s/ Morton A. Faller
    --------------------
    Morton A. Faller
    11921 Rockville Pike
    Third Floor
    Rockville, MD 20852-2753
    (301) 231-0928

EXHIBIT 99

         Susan B. Railey
         For shareholders and securities brokers
         (301) 468-3120
         Andrew P. Blocher
         For institutional investors
         (301) 231-0371
         James T. Pastore                                  FOR IMMEDIATE RELEASE
         For news media
         (202) 546-6451

                     CRIIMI MAE FILES PLAN OF REORGANIZATION

ROCKVILLE, MD, September 23, 1999 - CRIIMI MAE Inc. (NYSE:CMM) - CRIIMI MAE Inc. and its affiliates CRIIMI MAE Holdings II, L.P. and CRIIMI MAE Management, Inc. today filed their Joint Plan of Reorganization (the "Plan") with the United States Bankruptcy Court, District of Maryland, Greenbelt Division.

The Plan contemplates recapitalization financing of approximately $910 million consisting of $50 million (up to $61 million under certain circumstances) of a new series of convertible preferred stock to be purchased by an affiliate of Apollo Real Estate Advisors IV, L.P. ("Apollo"), approximately $435 million of debt financing, a portion of which would come from certain existing debtholders, and $425 million of additional amounts, the bulk of which would result from the sale of certain commercial mortgage-backed securities ("CMBS").

The Plan provides for full payment in cash of all allowed secured claims of four creditors. Two secured claim holders would receive partial payment in cash with the balance evidenced by a new senior secured note.

The Plan also provides for full payment of the Company's allowed unsecured claims, including the Company's 9-1/8% Senior Notes. Full payment of the allowed unsecured claims would consist of the payment of 50% of the amount of each holder's allowed unsecured claim in cash and the issuance of a new note evidencing the remaining 50% of the amount of such holder's allowed unsecured claim.

The Plan further provides that holders of Series B Preferred Stock (NYSE:CMM-PrB) would receive an identical number of shares of new Series B Preferred Stock, in exchange for their existing Series B Preferred Stock. The new Series B Preferred Stock would have identical relative rights and preferences to the existing Series B Preferred Stock except that the dividend rate would be increased by $.16 per annum to a base dividend of $2.88 per share or 11.52% and remain at such dividend rate so long as Series B Preferred Stock remains outstanding. Additionally, for a period of 20 months plus one day after the date of issuance of the new preferred stock to Apollo, the new Series B Preferred Stock would be junior with respect to dividend rights and liquidation preference to the new preferred stock issued as part of the recapitalization financing of the Plan (i.e., the new preferred stock issued to Apollo and any new preferred stock issued in connection with a potential Rights Offering). Thereafter, the new Series B Preferred Stock would rank pari passu with respect to dividend rights and liquidation preference to all new preferred stock issued as part of the recapitalization financing of the Plan.

The Plan also contemplates that holders of Common Stock would receive an identical number of shares of new Common Stock in exchange for their existing Common Stock plus Rights to purchase shares of a new series of preferred stock if the Company proceeds with a Rights Offering of up to $11 million.

The Plan further contemplates that holders of Series C and D Preferred Stock would receive $106 per share in cash, representing the redemption price contained in the respective governing documents.

"The filing of the Plan, coupled with the recently announced Apollo agreement, opens the next chapter in the reorganization of CRIIMI MAE," said Chairman William B. Dockser. "Our goal is to obtain commitments for the remaining reorganization financing called for by the Plan, solicit acceptance of the Plan from the parties entitled to vote, obtain confirmation of the Plan from the Bankruptcy Court, and emerge from Chapter 11."

The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission, which will include the Plan as an exhibit. The above discussion of the Plan is qualified in its entirety by reference to the entire Plan. The Company has previously filed a Form 8-K with the SEC which includes as an exhibit the Apollo Purchase Agreement and a draft of the Articles Supplementary to the Articles of Incorporation which sets forth the rights and preferences (relating to dividends, conversion, redemption, rank, voting, etc) of the new series of convertible preferred stock to be purchased by Apollo.

On September 20, 1999, the Bankruptcy Court entered an order extending the Company's right to file a plan of reorganization through October 16, 1999. The order also provides the Unsecured Creditors' Committee and the Equity Security Holders' Committee in the Company's Chapter 11 bankruptcy case with the right to jointly file a plan of reorganization during the same period.

On October 5, 1998, the Company and two affiliates filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Before filing for reorganization, the Company had been actively involved in acquiring, originating, securitizing and servicing multi-family and commercial mortgages and mortgage related assets throughout the United States. Since filing for Chapter 11 protection, CRIIMI MAE has suspended its loan origination, loan securitization and CMBS acquisition businesses. The Company continues to hold a substantial portfolio of subordinated CMBS and, through its servicing affiliate, acts as a servicer for its own as well as third party securitizations.

Note: Except for historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued instability of the capital markets, the trends in the CMBS market, the ability of the Company to obtain the reorganization financing called for by the Plan, competitive pressures, the effect of future losses on CRIIMI MAE's need for liquidity, the effects of the bankruptcy proceeding on CRIIMI MAE's ongoing business, actions of CRIIMI MAE's creditors and equity security holders, the ability to obtain bankruptcy court approval of the Apollo Purchase Agreement including the bidding protection provisions thereof, the successful completion of due diligence by Apollo, the satisfaction of all conditions to closing the Apollo Purchase Agreement and the reorganization financing, the ability to obtain bankruptcy court approval of the disclosure statement, the confirmation and effectiveness of the Plan, the possible confirmation of an alternative plan, and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth from time to time in CRIIMI MAE's reports, including the report on Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the quarter ended June 30, 1999.

More information on CRIIMI MAE is available on its website - www.criimimaeinc.com - or for investors, call Susan Railey, 301-468-3120 or for news media, call James Pastore, 202-546-6451.

                                     ###